                                                                     EXHIBIT 3.2



                                   BYLAWS OF
                                SONICWALL, INC.



                          As Amended August 24, 1999

                                    BYLAWS

                                      OF

                                SONICWALL, INC.


                               TABLE OF CONTENTS

                                                                                     Page
ARTICLE I - OFFICES..............................................................       1
     1.01   Principal Office.....................................................       1
     1.02   Other Offices........................................................       1

ARTICLE II - MEETINGS OF SHAREHOLDERS............................................       1
     2.01   Place of Meetings....................................................       1
     2.02   Annual Meetings of Shareholders......................................       1
     2.03   Special Meetings.....................................................       1
     2.04   Notice of Shareholders' Meetings.....................................       2
     2.05   Manner of Giving Notice; Affidavit of Notice.........................       2
     2.06   Quorum...............................................................       3
     2.07   Adjourned Meeting and Notice Thereof.................................       3
     2.08   Voting...............................................................       3
     2.09   Waiver of Notice or Consent by Absent Shareholders...................       5
     2.10   Shareholder Action by Written Consent Without a Meeting..............       5
     2.11   Record Date for Shareholder Notice, Voting and Giving Consents.......       5
     2.12   Proxies..............................................................       5
     2.13   Inspectors of Election...............................................       6
     2.14   Advance Notice of Shareholder Proposals and Director Nominations.....       6

ARTICLE III - DIRECTORS..........................................................       7
     3.01   Powers...............................................................       7
     3.02   Number and Qualification of Directors................................       8
     3.03   Election and Term of Office of Directors.............................       8
     3.04   Vacancies............................................................       8
     3.05   Place of Meetings and Telephonic Meetings............................       9
     3.06   Annual Meetings......................................................       9
     3.07   Other Regular Meetings...............................................       9
     3.08   Special Meetings.....................................................       9
     3.09   Quorum...............................................................      10

     3.10   Waiver of Notice.....................................................      10
     3.11   Adjournment..........................................................      10
     3.12   Notice of Adjournment................................................      10
     3.13   Action Without Meeting...............................................      10
     3.14   Fees and Compensation of Directors...................................      10

ARTICLE IV - COMMITTEES..........................................................      11
     4.01   Committees of Directors..............................................      11
     4.02   Meetings and Action of Committees....................................      11

ARTICLE V - OFFICERS.............................................................      12
     5.01   Officers.............................................................      12
     5.02   Election of Officers.................................................      12
     5.03   Subordinate Officers, Etc............................................      12
     5.04   Removal and Resignation of Officers..................................      12
     5.05   Vacancies in Offices.................................................      12
     5.06   Chairman of the Board................................................      13
     5.07   President............................................................      13
     5.08   Vice Presidents......................................................      13
     5.09   Secretary............................................................      13
     5.10   Chief Financial Officer..............................................      14

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS,EMPLOYEES AND OTHER AGENTS...      14
     6.01   Indemnification of Directors and Officers............................      14
     6.02   Indemnification of Others............................................      14
     6.03   Advance of Expenses..................................................      15
     6.04   Other Contractual Rights.............................................      15
     6.05   Limitations..........................................................      15
     6.06   Insurance............................................................      15
     6.07   Fiduciaries of Corporate Employee Benefit Plans......................      15
     6.08   Other Indemnification................................................      16

ARTICLE VII - RECORDS AND REPORTS................................................      16
     7.01   Maintenance and Inspection of Share Register.........................      16
     7.02   Maintenance and Inspection of Bylaws.................................      16
     7.03   Maintenance and Inspection of Other Corporate Records................      16
     7.04   Inspection by Directors..............................................      17
     7.05   Annual Report to Shareholders........................................      17
     7.06   Financial Statements.................................................      17
     7.07   Annual Statement of General Information..............................      18

ARTICLE VIII - CORPORATE LOANS AND GUARANTEES....................................      18
     8.01   Shareholder Approval.................................................      18
     8.02   Board Approval.......................................................      18

ARTICLE IX - GENERAL CORPORATE MATTERS...........................................      19
     9.01   Record Date for Purposes Other Than Notice and Voting................      19
     9.02   Checks, Drafts, Evidences of Indebtedness............................      19
     9.03   Corporate Contracts and Instruments; How Executed....................      19
     9.04   Certificates for Shares..............................................      19
     9.05   Lost Certificates....................................................      20
     9.06   Representation of Shares of Other Corporations.......................      20
     9.07   Construction and Definitions.........................................      20

ARTICLE X - AMENDMENTS...........................................................      20
     10.01  Amendment by Shareholders............................................      20
     10.02  Amendment by Directors...............................................      20

CERTIFICATE OF SECRETARY.........................................................      21

                                    BYLAWS
                                      OF
                                SONICWALL, INC.


                                   ARTICLE I
                                    OFFICES

     1.01  Principal Office. The Board of Directors shall fix the location of
           ----------------
the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall likewise fix and designate a principal business office in the State of California.

     1.02  Other Offices. The Board of Directors may at any time establish
           -------------
branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS

     2.01  Place of Meetings. Meetings of shareholders shall be held at any
           -----------------
place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     2.02  Annual Meetings of Shareholders. The annual meeting of shareholders
           -------------------------------
shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting directors shall be elected, and any other proper business may be transacted.

     2.03  Special Meetings. A special meeting of the shareholders may be
           ----------------
called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at any such meeting.

           If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.04 and 2.05, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.03 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     2.04  Notice of Shareholders' Meetings. All notices of meetings of
           --------------------------------
shareholders shall be sent or otherwise given in accordance with Section 2.05 not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.

           If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of such Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

     2.05  Manner of Giving Notice; Affidavit of Notice. Notice of any meeting
           --------------------------------------------
of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or has been so given, notice shall be deemed to have been given if sent by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

           If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of such notice.

           An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

     2.06  Quorum. The presence in person or by proxy of the holders of a
           ------
majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     2.07  Adjourned Meeting and Notice Thereof. Any shareholders' meeting,
           ------------------------------------
annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.06.

           When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.04 and 2.05. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     2.08  Voting. The shareholders entitled to vote at any meeting of
           ------
shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Sections 702 and 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership). Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a shareholder at any election and before the voting begins. Any shareholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the Articles of Incorporation.

           At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. On and after the date upon which this corporation becomes a "listed corporation" as defined in Section 301.5 of the Corporations Code of California, cumulative voting shall no longer be available to the shareholders and the immediately preceding paragraph shall no longer be applicable.

     2.09  Waiver of Notice or Consent By Absent Shareholders. The transactions
           --------------------------------------------------
of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.04, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

           Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at the meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.

     2.10  Shareholder Action By Written Consent Without a Meeting. Any action
           -------------------------------------------------------
which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holder, may revoke the consent by a writing received by the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

           If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given in the manner specified in Section 2.05. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 317 of such Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of such Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of such Code, such notice shall be given at least ten (10) days before the consummation of any such action authorized by any such approval. On and after the date upon which this corporation becomes a "listed corporation" as defined in Section
301.5 of the Corporations Code of California, this Section 2.10 shall be deleted in its entirety.

     2.11  Record Date for Shareholder Notice, Voting and Giving Consents. For
           --------------------------------------------------------------
purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days prior to such action without a meeting, and in such case only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares of the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the California General Corporation Law.

           If the Board of Directors does not so fix a record date:

           (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

           (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     2.12  Proxies. Every person entitled to vote for directors or on any other
           -------
matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
Section 705(e) and (f) of the Corporations Code of California.

     2.13  Inspectors of Election. Before any meeting of shareholders, the
           ----------------------
Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill such vacancy.

           The duties of these inspectors shall be as follows:

           (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

           (b)  Receive votes, ballots or consents;

           (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

           (d)  Count and tabulate all votes or consents;

           (e)  Determine when the polls shall close;

           (f)  Determine the result; and

           (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

     2.14  Advance Notice of Shareholder Proposals and Director Nominations.
           ----------------------------------------------------------------
Shareholders may nominate one or more persons for elections as directors at a meeting of shareholders or propose business to be brought before a meeting of shareholders, or both, only if such shareholder has given timely notice in proper written form of such shareholder's intent to make such nomination or nominations or to propose such business. To be timely, a shareholder's notice must be received by the Secretary of the Corporation not later than sixty (60) days prior to such meeting; provided, however, that in the event less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meting was mailed or such public disclosure was made. To be in proper written form a shareholder's notice to the

Secretary shall set forth (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the shareholder is a holder of record of stock of the corporation that indends to vote such stock at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors of the Corporation and (v) if applicable, the consent of each nominee as director of the corporation if so elected. The chairman of a meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                                  ARTICLE III
                                   DIRECTORS

     3.01  Powers. Subject to the provisions of the California General
           ------
Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

           Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

          (a) Select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

           (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or foreign country and conduct business within or outside the State of California; designate any place within or without the state for the holding of any shareholders' meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

           (c) Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

           (d) Borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     3.02  Number and Qualification of Directors. The number of directors of
           -------------------------------------
the corporation shall not be less than four (4) nor more than seven (7). The exact number of directors shall be five (5) until changed, within the limits specified above, by a resolution adopted by the majority of the Board. Such minimum and maximum number of directors may be changed, or a definite number fixed without provision for any indefinite number, by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting, in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

     3.03  Election and Term of Office of Directors. Directors shall be elected
           ----------------------------------------
at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     3.04  Vacancies. Vacancies in the Board of Directors may be filled by
           ---------
approval of the Board or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office,
(ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 or (iii) a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

           A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

           The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

           Any director may resign upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. A resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

           No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     3.05  Place of Meetings and Telephonic Meetings. Regular meetings of the
           -----------------------------------------
Board of Directors may be held at any place within or without the State that has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or without the State that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

     3.06  Annual Meetings. Immediately following each annual meeting of
           ---------------
shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

     3.07  Other Regular Meetings. Other regular meetings of the Board of
           ----------------------
Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     3.08  Special Meetings. Special meetings of the Board of Directors for any
           ----------------
purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or Secretary or any two (2) directors.

           Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the corporation.

     3.09  Quorum. A majority of the authorized number of directors shall
           ------
constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of
Section 310 of the Corporations Code of California (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     3.10  Waiver of Notice. The transactions of any meeting of the Board of
           ----------------
Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

     3.11  Adjournment. A majority of the directors present, whether or not
           -----------
constituting a quorum, may adjourn any meeting to another time and place.

     3.12  Notice of Adjournment. Notice of the time and place of holding an
           ---------------------
adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in
Section 3.08, to the directors who were not present at the time of the adjournment.

     3.13  Action Without Meeting. Any action required or permitted to be taken
           ----------------------
by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

     3.14  Fees and Compensation of Directors. Directors and members of
           ----------------------------------
committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such services.

                                  ARTICLE IV
                                  COMMITTEES

     4.01  Committees of Directors. The Board of Directors may, by resolution
           -----------------------
adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

           (a) the approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

           (b) the filling of vacancies on the Board of Directors or in any committee;

           (c) the fixing of compensation of the directors for serving on the Board or on any committee;

           (d)  the amendment or repeal of Bylaws or the adoption of new Bylaws;

           (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

           (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

           (g) the appointment of any other committees of the Board of Directors or members thereof.

     4.02  Meetings and Action of Committees. Meetings and actions of
           ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.05 (place of meetings),
3.07 (regular meetings), 3.08 (special meetings and notice), 3.09 (quorum), 3.10 (waiver of notice), 3.11 (adjournment), 3.12 (notice of adjournment) and 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

     4.03  Compensation Committee. The Compensation Committee (the "Committee")
           ----------------------
shall be designated by the Board of Directors. The Committee shall have exclusive power to set and approve the salaries and other compensation including, but not limited to any equity (including stock or stock options), to be paid or granted to any officer, director or Significant

Shareholder (as defined in that certain Series A Preferred Stock Purchase Agreement dated as of February 19, 1999) of the corporation and shall consist of three non-employee directors of the Board as follows: one (1) non-employee director elected by the Series A Preferred shareholders pursuant to that certain Voting Agreement dated as of February 19, 1999, one (1) independent non-employee director and one (1) additional non-employee director of the corporation. The Committee's actions and meeting shall be governed by Section 4.02 of these Bylaws. On and after the date upon which this corporation becomes a "listed corporation" as defined in Section 301.5 of the Corporation Code of California, this paragraph shall no longer be applicable.

                                   ARTICLE V
                                   OFFICERS

     5.01  Officers. The officers of the corporation shall be a President, a
           --------
Secretary and Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of
Section 5.03. Any number of offices may be held by the same person.

     5.02  Election of Officers. The officers of the corporation, except such
           --------------------
officers as may be appointed in accordance with the provisions of Section 5.03, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     5.03  Subordinate Officers, Etc. The Board of Directors may appoint, and
           -------------------------
may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     5.04  Removal and Resignation of Officers. Subject to the rights, if any,
           -----------------------------------
of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

           Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.05  Vacancies in Offices. A vacancy in any office because of death,
           --------------------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     5.06  Chairman of the Board. The Chairman of the Board, if such an officer
           ---------------------
be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 5.07.

     5.07  President. Subject to such supervisory powers, if any, as may be
           ---------
given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

     5.08  Vice Presidents. In the absence or disability of the President, the
           ---------------
Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Bylaws, the President or the Chairman of the Board if there is no President.

     5.09  Secretary. The Secretary shall keep, or cause to be kept, at the
           ---------
principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

           The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

           The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in a safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

     5.10  Chief Financial Officer. The Chief Financial Officer shall keep and
           -----------------------
maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times to inspection by any director.

           The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.


                                  ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                          EMPLOYEES AND OTHER AGENTS

     6.01  Indemnification of Directors and Officers. the corporation shall, to
           -----------------------------------------
the maximum extent and in the manner permitted by the Corporations Code of California indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.02  Indemnification of Others. The corporation shall have the power, to
           -------------------------
the extent and in the manner permitted by the Corporations Code of California, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.03  Advance of Expenses.  Expenses incurred in defending any proceeding
           -------------------
shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

     6.04  Other Contractual Rights.  No provision made by the corporation to
           ------------------------
indemnify its or its subsidiary's directors or officers for the defense of any proceeding, whether contained in a resolution of shareholders or directors, an agreement or otherwise, shall be valid unless consistent with this Article. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

     6.05  Limitations.  No indemnification or advance shall be made under this
           -----------
Section, except as provided in Section 6.01 or Section 6.02, in any circumstance where it appears:

           (a) That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

           (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     6.06  Insurance.  The corporation shall have the power to purchase and
           ---------
maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

     6.07  Fiduciaries of Corporate Employee Benefit Plans.  This Article does
           -----------------------------------------------
not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in Section 6.01 of the employer corporation. The corporation shall, and it hereby agrees to, indemnify each officer, director or employee of the corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action taken or omitted by such person in such person's capacity as trustee, investment manager or other fiduciary of any employee benefit plan of the corporation unless, or to the extent that, the Board of Directors of the corporation shall reasonably determine that any such action so taken or omitted by such person constituted gross negligence or willful misconduct on the part of such person. Expenses reasonably incurred by any such person in defending any liability asserted against such person in any such capacity shall be advanced by the corporation but shall be repaid to the corporation by such person if, or to the extent that, the Board of Directors of the corporation shall reasonably determine that the action allegedly taken or omitted by such person upon which the asserted liability is based constituted gross negligence or willful misconduct on the part of such person.

     6.08  Other Indemnification.  Nothing in this Article shall restrict the
           ---------------------
power of the corporation to indemnify its agents under any provision of the California General Corporation Law, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in this Article authorize the corporation to indemnify its agents in situations prohibited by the California General Corporation Law or other applicable law.


                                  ARTICLE VII
                              RECORDS AND REPORTS

     7.01  Maintenance and Inspection of Share Register.  The corporation shall
           --------------------------------------------
keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

           A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five (5) days' prior written demand upon the corporation, and/or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of the date specified by the shareholder subsequent to the date of demand. Such list shall be made available to such shareholder or shareholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

     7.02  Maintenance and Inspection of Bylaws.  The corporation shall keep at
           ------------------------------------
its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this State, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this State and the corporation has no principal business office in this State, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the Bylaws as amended to date.

     7.03  Maintenance and Inspection of Other Corporate Records.  The
           -----------------------------------------------------
accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     7.04  Inspection by Directors.  Every director shall have the absolute
           -----------------------
right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

     7.05  Annual Report to Shareholders.  Unless otherwise expressly required
           -----------------------------
by the General Corporation Law or by this Section 7.05, the annual report to shareholders referred to in Section 1501 of the General Corporation Law is hereby expressly waived and dispensed with; provided, that nothing herein set forth shall be construed to prohibit or restrict the right of the Board to issue such annual or other periodic reports to the shareholders of the corporation as they may from time to time consider appropriate.

           In the event that the corporation shall have one hundred (100) or more shareholders of record (determined as provided in Section 605 of the General Corporation Law) at the close of any fiscal year of the corporation, the Board shall cause a report to be sent to the shareholders not later than one hundred twenty (120) days after the close of said fiscal year, and each fiscal year thereafter ensuing. The report shall be sent at least fifteen (15) days (or thirty-five (35) days if sent by third-class mail as permitted by Section 2.04 before the annual meeting of shareholders to be held during the next fiscal year in the manner specified in Section 2.04 of these Bylaws for reports to shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants, or if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation. The annual report shall also contain a brief description, as required by Section 1501(b) of the General Corporation Law, of (i) any transaction with interested officers, directors or shareholders during the previous fiscal year; and (ii) any indemnification or advance made during the fiscal year to any officer or director of the corporation.

     7.06  Financial Statements.  A copy of any annual financial statement and
           --------------------
any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

           If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the corporation as of the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

           The corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

           The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that financial statements were prepared without audit from the books and records of the corporation.

     7.07  Annual Statement of General Information.  The corporation shall each
           ---------------------------------------
year during the calendar month in which its Articles of Incorporation were originally filed with the California Secretary of State, or at any time during the immediately preceding five (5) calendar months, file with the California Secretary of State, a statement on the prescribed form and in compliance with
Section 1502 of the General Corporation Law.


                                 ARTICLE VIII
                        CORPORATE LOANS AND GUARANTEES

     8.01  Shareholder Approval.  The corporation shall not make any loan of
           --------------------
money or property to, or guarantee the obligation of, any director or officer of the corporation or its parent or subsidiary, unless the transaction or an employee benefit plan authorizing such loans or guarantees, after disclosure of the right under such a plan to include officers or directors:

           (a) is approved by the shareholders, with the shares owned by the director or officer, or by the directors or officers then eligible to participate in such plan not being entitled to vote thereon; or

           (b)  is approved by the unanimous vote of the shareholders.

     8.02  Board Approval.  Notwithstanding Section 8.01, in the event the
           --------------
corporation has outstanding shares held of record by one hundred (100) or more persons on the date of approval by the Board, the Board alone by a vote sufficient without counting the vote of any interested director or directors may approve such a loan or guarantee to an officer, whether or not a director, or an employee benefit plan authorizing such a loan or guarantee to an officer, provided that the Board determines that such a loan or guarantee or plan may reasonably be expected to benefit the corporation.


                                  ARTICLE IX
                           GENERAL CORPORATE MATTERS

     9.01  Record Date for Purposes Other Than Notice and Voting.  For purposes
           -----------------------------------------------------
of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action, and in such case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the California General Corporation Law.

           If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

     9.02  Checks, Drafts, Evidences of Indebtedness.  All checks, drafts or
           -----------------------------------------
other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     9.03  Corporate Contracts and Instruments; How Executed.  The Board of
           -------------------------------------------------
Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     9.04  Certificates for Shares.  A certificate or certificates for shares of
           -----------------------
the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid, provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary,

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certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     9.05   Lost Certificates.  Except as hereinafter in this Section 9.05
            -----------------
provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provisions for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

     9.06   Representation of Shares of Other Corporations.  The Chairman of the
            ----------------------------------------------
Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

     9.07   Construction and Definitions. Unless the context requires otherwise,
            ----------------------------
the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of the Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE X
                                  AMENDMENTS

     10.01  Amendment By Shareholders.  New Bylaws may be adopted or these
            -------------------------
Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

     10.02  Amendment By Directors.  Subject to the rights of the shareholders
            ----------------------
as provided in Section 10.01, Bylaws, other than a Bylaw or an amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors.

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                           CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned does hereby certify that the undersigned is the Secretary of SonicWALL, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of California; that the above and foregoing Bylaws of said corporation were duly and regularly adopted by the Secretary; and that the above and foregoing Bylaws are now in full force and effect.

Dated: August 24, 1999


                                          /s/ Jerrold F. Petruzzelli
                                          ----------------------------------
                                          Jerrold F. Petruzzelli, Secretary



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